Exhibit 10.21

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright

Applications and Copyright Licenses)

WHEREAS, Russell Hobbs, Inc., Spectrum Brands, Inc., ROV Holding, Inc., Tetra Holding (US), Inc. and United Pet Group, Inc., each a Delaware corporation, Applica Consumer Products, Inc., a Florida corporation,. and ROVCAL, Inc., a California corporation, (herein referred to each as a “Grantor”) owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, SPECTRUM BRANDS, INC., a Delaware corporation (the “Company”), SB/RH HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) , the Term Lenders party thereto, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (the “Term Loan Agent”) are parties to a Credit Agreement dated as of June 16, 2010 (as amended, supplemented, modified or Refinanced from time to time in accordance with the terms of the ABL Intercreditor Agreement, the “Term Loan Credit Agreement”); and

WHEREAS, the Company, the Guarantors party thereto and US Bank, National Association, as indenture trustee (the “Senior Indenture Trustee”) are parties to the Senior Secured Note Indenture dated as of June 16, 2010, pursuant to which the Company will issue its 9.50% Senior Secured Notes due 2018;

WHEREAS, the Company, Holdings, the other Grantors party thereto, the Term Loan Agent, the Senior Indenture Trustee and Wells Fargo Bank, National Association, as collateral trustee (the “Collateral Trustee”) are parties to a Collateral Trust Agreement dated as of June 16, 2010, pursuant to which the Collateral Trustee has been appointed by the Term Loan Agent on behalf of the Term Lenders and the Senior Indenture Trustee on behalf of the Senior Noteholders, and the Collateral Trustee has agreed, to hold and administer the Liens granted pursuant to the Security Documents for the ratable benefit of all of the Secured Parties on a pari passu basis;

WHEREAS, pursuant to a Security Agreement dated as of June 16, 2010 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Company, Holdings, the other Grantors party thereto and the Collateral Trustee, the Grantor has secured the Secured Obligations by granting to the Collateral Trustee for the benefit of the Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Collateral Trustee, to secure the Secured Obligations, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Copyright (as defined in the Security Agreement) owned by the Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

Signature Page to Copyright Security Agreement

(ii) each Copyright License (as defined in the Security Agreement) to which the Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

(iii) all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Grantor and identified in Schedule 1), and all rights and benefits of the Grantor under any Copyright License (including, without limitation, any Copyright License identified in Schedule 1).

The Grantor irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Collateral Trustee’s name, from time to time, in the Collateral Trustee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Term Loan Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Collateral Trustee pursuant to the Security Agreement. The Grantor acknowledges and affirms that the rights and remedies of the Collateral Trustee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the 16th day of June, 2010.

RUSSELL HOBBS, INC.

By:	/s/ Lisa R. Carstarphen
	Name:	Lisa Carstarphen
	Title:	Vice President and Secretary

SCHULTZ COMPANY

By:	/s/ John T. Wilson
	Name:	John T. Wilson
	Title:	Vice President and Assistant Secretary

Acknowledged:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Elizabeth T. Wagner
	Name:	Elizabeth T. Wagner
	Title:	Vice President